UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On January 30, 2006, Boyd Gaming Corporation (the “Company”) completed its previously announced offering of $250.0 million 7.125% Senior Subordinated Notes due 2016 (the “Notes”). The Notes were sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-130404) and were issued pursuant to the terms set forth in the Company’s First Supplemental Indenture, dated as of January 30, 2006, entered into by and between the Company and Wells Fargo Bank, National Association (the “Supplemental Indenture”). The Supplemental Indenture supplements the base indenture with respect to Subordinated Debt Securities, entered into between the Company and Wells Fargo Bank, National Association, as of January 25, 2006. The Notes are the Company’s unsecured and subordinated obligations and will mature on February 1, 2016, with interest payable semiannually on February 1 and August 1, beginning on August 1, 2006. Interest will accrue from the issue date of the Notes.

At any time prior to February 1, 2011, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable premium, pursuant to the terms set forth in the Supplemental Indenture. In addition, at any time prior to February 1, 2009, the Company can choose to redeem up to 35% of the outstanding Notes with money that the Company raises in one or more public equity offerings, as long as: (i) the Company pays 107.125% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption; (ii) the Company redeems the Notes within 45 days of closing the public equity offering; and (iii) at least 65% of the aggregate principal amount of the Notes issued remains outstanding afterwards (excluding Notes held by the Company and its subsidiaries).

On or after February 1, 2011, the Company may redeem any or all of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

• 2011	103.563%
• 2012	102.375%
• 2013	101.188%
• 2014 and thereafter	100.000%

The Supplemental Indenture also provides that upon a change in control, holders of the Notes will have the right to require the Company to purchase such holder’s Notes at 101% of the aggregate principal amount of such Notes repurchased, if any, plus accrued and unpaid interest, if any, as specified in the Supplemental Indenture.

The foregoing description of each of the terms of the Notes and the Supplemental Indenture is qualified in its entirety by reference to the complete terms of the Supplemental Indenture, which is attached as Exhibit 4.10 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 8.01.	Other Events.

In connection with the closing of the offering of the Notes discussed above, the Company received approximately $246,250,000 in proceeds, before expenses, for the sale of the Notes. The discussion set forth above in Item 2.03 is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.10	First Supplemental Indenture with respect to the 7.125% Senior Subordinated Notes, dated as of January 30, 2006, by and between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: January 30, 2006	By:	/s/ ELLIS LANDAU
Ellis Landau Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit No.	Description
4.10	First Supplemental Indenture with respect to the 7.125% Senior Subordinated Notes, dated as of January 30, 2006, by and between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee.